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                                                         EXHIBIT 24

                CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
Southern Union Company:

   We consent to the incorporation by reference in the registration statements of Southern Union Company on Form S-8 (File No. 2-79612, 33-37261, 33-61558, 33-69596 and 33-69598) of our report dated
March 11, 1994, on our audits of the consolidated financial statements and financial statement schedules of Southern Union Company and Subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.




                                      COOPERS & LYBRAND

Austin, Texas
March 28, 1994